SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

GENENCOR INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT - GENERAL
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE TO STOCKHOLDERS
CERTAIN TRANSACTIONS
SELECTION OF OUR INDEPENDENT ACCOUNTANTS
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
OTHER MATTERS

GENENCOR INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 27, 2004

      The Annual Meeting of Stockholders of GENENCOR INTERNATIONAL, INC. will be held at our offices, 925 Page Mill Road, Palo Alto, California 94304, on Thursday, May 27, 2004, at 10:00 a.m., local time, for the following purposes, which are more fully described in the accompanying proxy statement:

      1. The election of three directors.

      2. The ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants for 2004.

      3. The transaction of such other business as may properly come before the meeting or any adjournments of the meeting.

      Our board of directors has fixed the close of business on April 7, 2004 as the record date for determining the stockholders who are entitled to receive notice of and to vote at the meeting and at any adjournments of the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Stuart L. Melton
Secretary

Dated: April 16, 2004

Genencor International, Inc.

925 Page Mill Road
Palo Alto, California 94304

PROXY STATEMENT

GENERAL

      We are furnishing this proxy statement to stockholders in connection with our board of directors’ solicitation of proxies to be used at our annual meeting of stockholders, which will be held on Thursday, May 27, 2004, and at any adjournments of the meeting. This proxy statement and the accompanying form of proxy are being first mailed to our stockholders on or about April 16, 2004. When properly executed and received by our Secretary prior to the meeting, the proxy will be voted as specified in the proxy, unless the proxy is revoked by filing with the Secretary prior to the meeting a written revocation or a properly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the three director nominees named in this proxy statement and, unless otherwise indicated, FOR the other proposal described in this proxy statement and in the accompanying notice of meeting.

      As of April 7, 2004, the record date for the meeting, there were 59,311,284 shares of our common stock outstanding. Only holders of common stock of record on our books at the close of business on April 7, 2004 are entitled to receive notice of and to vote at the meeting and at any adjournments of the meeting. Each such stockholder is entitled to one vote for each share of common stock registered in his or her name. A majority of the outstanding common stock, represented in person or by proxy at the meeting, will constitute a quorum for the transaction of all business at the meeting. Directors will be elected by a plurality of the votes cast at the meeting. The affirmative vote of a majority of the shares of common stock present at the meeting, in person or by proxy, without regard to broker non-votes, will be required to approve the other proposal described in this proxy statement and in the accompanying notice of meeting. Shares as to which “Abstain” has been selected on the accompanying proxy will be counted as shares present and entitled to vote for purposes of establishing a quorum and will have the same effect as a vote against the matter. Stockholders are not entitled to cumulate votes in the election of directors.

      We will bear the cost of soliciting proxies. In addition to solicitation by use of the mails, our directors, officers or regular employees, without extra compensation, may solicit proxies personally or by telephone or other telecommunication. We have requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of those shares, and we will, if requested, reimburse those persons for their reasonable forwarding expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

      The following table sets forth the beneficial ownership of our common stock as of April 7, 2004 by:

•	each person who is known to us to own beneficially more than 5% of our common stock;

•	each of the named executives;

•	each of our directors; and

•	all of our executive officers and directors as a group.

      We have calculated beneficial ownership based on the requirements of the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated below, to the best of our knowledge, each stockholder named in the table has sole voting and investment power with respect to all shares shown. The designated address of each individual listed in the table is c/o Genencor International, Inc., 925 Page Mill Road, Palo Alto, California 94304.

	Common Stock
	Beneficially Owned

	Number of
Beneficial Owner	Shares	Percentage

Eastman Chemical Company (1)	25,000,000	42.2%
Danisco A/ S (2)	25,000,000	42.2%
Jean-Jacques Bienaimé (3)	685,819	*
Stuart L. Melton (4)	152,089	*
Michael V. Arbige (5)	173,271	*
Raymond J. Land (6)	102,336	*
Thomas J. Pekich (7)	169,149	*
Soren Bjerre-Nielsen	2,025	*
Bruce C. Cozadd (8)	38,336	*
Theresa K. Lee	1,000	*
Robert H. Mayer (9)	1,400	*
Joseph A. Mollica (8)	38,336	*
Gregory. O. Nelson	500	*
Norbert G. Riedel (8)	38,336	*
James P. Rogers (10)	17,500	*
Jorgen Rosenlund	0	*
All executive officers and directors as a group (17 persons) (11)	1,839,451	3.0%

*	Less than 0.5%.

(1)	Eastman Chemical Company’s address is 100 N. Eastman Road, Kingsport, Tennessee 37660. Eastman Chemical Company and its designees, Ms. Lee, Dr. Nelson and Mr. Rogers, could be deemed to beneficially own the shares held by each other. However, they disclaim such beneficial ownership, and it is not reflected on this table.

(2)	An affiliate of Danisco A/ S, A/ S PSE 38 nr. 2024, owns 25,000,000 shares of our common stock. Its address is Langebrogade 1 1411 Copenhagen K, Denmark. Danisco A/ S and its designees, Mr. Bjerre-Nielsen, Dr. Mayer and Mr. Rosenlund, could be deemed to beneficially own the shares held by each other. However, they disclaim such beneficial ownership, and it is not reflected on this table.

(3)	Includes a presently exercisable option to purchase 183,333 shares. The amount shown does not include 75,000 shares of restricted stock issued to Mr. Bienaimé in 2002, which were converted into restricted stock units in 2003.

(4)	Includes 1,540 shares held by members of Mr. Melton’s family, as to which he disclaims beneficial ownership, and presently exercisable options to purchase 139,498 shares.

(5)	Includes 2,200 shares held by members of Dr. Arbige’s family, as to which he disclaims beneficial ownership, and presently exercisable options to purchase 148,955 shares. The amount shown does not include 8,500 shares of restricted stock awarded to Dr. Arbige and converted into restricted stock units in 2003.

(6)	Includes 560 shares held by members of Mr. Land’s family, as to which he disclaims beneficial ownership, and presently exercisable options to purchase 89,625 shares.

(7)	Includes 3,300 shares held by members of Mr. Pekich’s family, as to which he disclaims beneficial ownership, and presently exercisable options to purchase 155,211 shares. The amount shown does not include 8,100 shares of restricted stock awarded to Mr. Pekich and converted into restricted stock units in 2003.

(8)	Consists of presently exercisable options to purchase shares of common stock.

(9)	These shares are held by a trust established for the benefit of Dr. Mayer’s spouse.

(10)	These shares are owned jointly by Mr. Rogers and his spouse.

(11)	See notes (3) through (10) above.

ELECTION OF DIRECTORS

      We currently have ten directors. Our restated certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, only a portion of our board of directors is elected each year.

      Three of our ten directors are to be elected by the stockholders at the meeting, each to hold office for a three-year term expiring in 2007 or until his or her successor is duly elected and qualified. The board of directors, upon the recommendation of our nominating and governance committee, recommends the election of the three nominees named below. All of the nominees are currently members of our board of directors. Unless authority to vote for any or all of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the three nominees named below.

      Our board of directors does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur before the proxies are voted, the persons named in the enclosed proxy reserve the right to vote for such substitute nominees as they, in their discretion, determine.

Proposed for Election as Directors

for a Three-Year Term Expiring in 2007

Director
Name, Age (1) and Background	Since

Theresa K. Lee, age 51, is Senior Vice President, Chief Legal Officer and Corporate Secretary of Eastman Chemical Company, a position she has held since 2000. Ms. Lee has held various positions since joining Eastman Chemical Company in 1987, including Vice President, Secretary and Associate General Counsel of Eastman Chemical Company from 1997 to 2000, and Assistant Secretary and Assistant General Counsel, Legal Department – Corporate Group from 1995 to 1997.	2002
Robert H. Mayer, age 60, is currently Executive Vice President of Danisco A/S, a position he has held since 1999. Dr. Mayer joined Danisco A/S in 1981 and has been a member of its Executive Board since 1999. Dr. Mayer was the President of Danisco USA from 1981 until 1999.	1999

Director
Name, Age (1) and Background	Since

Jorgen Rosenlund, age 48, is Vice President, Group General Counsel of Danisco A/S, a position he has held since January 2003. Since joining Danisco A/S in 1992, Mr. Rosenlund has held a variety of positions, including Vice President and Deputy Group General Counsel from 1999 to 2003, Vice President (Head of Legal Department) from 1996 to 1999, and Vice President, Danisco Sugar A/ S from 1994 to 1996.	2003

(1)	As of April 16, 2004.

Directors Whose Terms Do Not Expire

at the Meeting

      The following table sets forth information concerning each of our directors whose term in office does not expire at the meeting.

	Director	Term
Name, Age (1) and Background	Since	Expires

Jean-Jacques Bienaimé, age 50, is our Chairman, Chief Executive Officer and President. Mr. Bienaimé was appointed our Chief Executive Officer and President in November 2002 and our Chairman in April 2003. Mr. Bienaimé was elected a director by our board in November 2002. Prior to joining Genencor, Mr. Bienaimé was Chairman, President and Chief Executive Officer of SangStat Medical Corporation. He became President of SangStat Medical Corporation in 1998 and Chief Executive Officer in 1999. Prior to joining SangStat Medical Corporation, Mr. Bienaimé held various management positions from 1992 to 1998, including Senior Vice President of Corporate Marketing and Business Development, and Vice President and General Manager of the advanced therapeutic and oncology division, with Rhône-Poulenc Rorer Pharmaceuticals (now known as Aventis). Mr. Bienaimé currently serves on the boards of directors of Aerogen, Inc., NeurogesX, Inc. and The Fox Chase Cancer Center in Philadelphia.
	2002	2006
Soren Bjerre-Nielsen, age 51, is currently Executive Vice President and Chief Financial Officer of Danisco A/S, a position he has held since 1995, and has been a member of the Danisco A/S Executive Board since 1995. Prior to joining Danisco A/S, Mr. Bjerre-Nielsen was employed by Deloitte & Touche.	1999	2005
Bruce C. Cozadd, age 40, is Executive Chairman of Jazz Pharmaceuticals, Inc., a company he co-founded in 2003. Prior to this, Mr. Cozadd was with ALZA Corporation from 1991 through 2001, during which time he held various management positions, including Executive Vice President and Chief Operating Officer and Senior Vice President and Chief Financial Officer. Mr. Cozadd also serves on the board of directors of Cerus Corporation.	2000	2006
Joseph A. Mollica, age 63, has served as Chairman and Chief Executive Officer of Pharmacopeia, Inc. since 1994 and was appointed President in 1996. From 1987 to 1993, Dr. Mollica was employed by the DuPont Merck Pharmaceutical Company where, from 1991 to 1993, he served as President and CEO, and previously as Vice President, Medical Products for DuPont. At Ciba-Geigy, where he was employed from 1966 to 1986, he served in a variety of positions of increasing responsibility rising to Senior Vice President of Ciba-Geigy’s Pharmaceutical Division. Dr. Mollica also serves on the boards of directors of Impath Inc. and Neurocrine Biosciences, Inc.
	2000	2005

	Director	Term
Name, Age (1) and Background	Since	Expires

Gregory O. Nelson, age 52, is currently Senior Vice President and Chief Technology Officer of Eastman Chemical Company, a position he has held since 2003. Dr. Nelson is responsible for worldwide research, development and technical service for Eastman Chemical Company’s businesses. Dr. Nelson has held various research and management positions since joining Eastman Chemical Company in 1982, including Vice President and Chief Technology Officer from 2001 to 2003, Vice President of Polymers Technology from 1997 to 2001, Director of Polymers Research Division from 1995 to 1997, Director of the Physical and Analytical Chemistry Research Division from 1994 to 1995, Technology Manager for Polymer Modifiers Business from 1993 to 1994, and Manager, Technology Core Competence from 1992 to 1993. Dr. Nelson also serves as Vice Chairman of the Board of Eastman Credit Union.
	2002	2005
Norbert G. Riedel, age 46, is Senior Vice President and Chief Scientific Officer of Baxter International Inc. Prior to this appointment, he was President of the Recombinant Strategic Business Unit of Baxter Hyland Immuno, a division of Baxter Healthcare Corporation, a position he had held since 1998. Prior to joining Baxter, Dr. Riedel served as the Head of Global Biotechnology and Global Core Research Functions at Hoechst Marion Roussel, Inc. (now Aventis). Dr. Riedel currently serves on the boards of directors of Genome Therapeutics Corporation and Nanomateria, Inc.	2000	2006
James P. Rogers, age 53, is currently Executive Vice President of Eastman Chemical Company, which he joined in 1999. Mr. Rogers previously served as Senior Vice President and Chief Financial Officer of Eastman Chemical Company. Mr. Rogers also currently serves as President of Eastman Division, of which he previously served as Chief Operations Officer. From 1992 until 1999, Mr. Rogers held various positions at GAF Corporation and International Specialty Products, Inc., including, from 1993 to 1999, Executive Vice President and Chief Financial Officer of GAF Corporation and of certain affiliated and successor entities of GAF, including G-I Holdings, Inc.(2) Mr. Rogers also serves on the board of directors of Lord Corporation.
	1999	2005

(1)	As of April 16, 2004.

(2)	On January 5, 2001, G-I Holdings, Inc. announced that it had filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of New Jersey to resolve asbestos liability claims. This information is included in this proxy statement pursuant to Item 7(b) of Regulation 14A of the SEC’s proxy rules, which requires the description of the filing of a petition in bankruptcy during the past five years by any corporation of which a director of Genencor International, Inc. was an executive officer within two years before the time of such filing.

Board Composition and Committees

      The board of directors has determined that Mr. Bjerre-Nielsen, Mr. Cozadd, Ms. Lee, Dr. Mayer, Dr. Mollica, Dr. Nelson, Dr. Riedel, Mr. Rogers and Mr. Rosenlund are “independent directors” as that term is defined by the National Association of Securities Dealers’ listing standards for the Nasdaq Stock Market. During 2003, the board of directors held four meetings. Each director then in office attended at least 75% of the board meetings and meetings of the board committees on which he or she served. The board’s standing committees consist of an audit committee, a management development and compensation committee and a nominating and governance committee (formerly the committee on directors).

Audit Committee

      The current members of the audit committee are Mr. Cozadd (Chair), Dr. Mollica and Dr. Riedel, each of whom the board of directors has determined is independent pursuant to the National Association of Securities Dealers’ listing standards for the Nasdaq Stock Market and applicable SEC rules. The board of directors has determined that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the audit committee. The board of directors has designated Mr. Cozadd, the audit committee’s chairman, as an

“audit committee financial expert” as defined under applicable SEC rules. The audit committee serves as an independent and objective party to monitor our financial reporting process and internal control system; retains, pre-approves audit and non-audit services to be performed by, and directly consults with our independent accountants; reviews and appraises the efforts of our independent accountants; and provides an open avenue of communication among our independent accountants, financial and senior management and the board of directors. The audit committee acts pursuant to a written charter, which was recently amended by the board of directors to comply with the Sarbanes-Oxley Act of 2002, as well as the rules and regulations of the SEC and the National Association of Securities Dealers. A copy of our amended audit committee charter, which more specifically sets forth the duties and responsibilities of the audit committee, is attached as Appendix A to this proxy statement. The audit committee’s report relating to 2003 appears on page 18 of this proxy statement. The audit committee held eight meetings during 2003.

Management Development and Compensation Committee

      The current members of the management development and compensation committee are Dr. Riedel (Chair), Mr. Bjerre-Nielsen and Mr. Rogers, each of whom the board of directors has determined is independent pursuant to the National Association of Securities Dealers’ listing standards for the Nasdaq Stock Market. The management development and compensation committee is responsible for ensuring an orderly plan for the succession and development of senior management and that compensation philosophy and policies are consistent with our strategic business objectives and market practices while providing incentives to attract key talent. Among its duties, the management development and compensation committee administers our 2002 Omnibus Incentive Plan, makes recommendations to the board regarding our other stock and compensation plans, recommends compensation of certain officers (including our chief executive officer) and management, and approves stock option and other award grant levels. The management development and compensation committee acts pursuant to a written charter adopted by the board of directors. The management development and compensation committee’s report relating to 2003 appears on page 13 of this proxy statement. The management development and compensation committee held four meetings during 2003.

Nominating and Governance Committee

      The current members of the nominating and governance committee are Dr. Mollica (Chair), Dr. Mayer, Ms. Lee and Dr. Nelson, each of whom the board of directors has determined is independent pursuant to the National Association of Securities Dealers’ listing standards for the Nasdaq Stock Market. The nominating and governance committee is charged with qualifying and recommending candidates for board membership, assessing the performance and compensation of the board and related duties to ensure appropriate board governance processes are in place and evaluated at periodic intervals. Among its duties and responsibilities, the nominating and governance committee assesses the performance of the board of directors and individual directors; recommends criteria for evaluating the performance of the chairman of the board in discharging his duties; recommends to the board criteria for board membership; reports annually on director compensation and makes recommendations regarding compensation of non-employee directors; establishes a nominating process, including a process for identifying stockholder nominees; qualifies and recommends candidates for board membership; and reviews annually the committee structure of the board and recommends changes thereto. Except with respect to directors nominated by our majority stockholders, as described below under “Agreement Regarding Board Composition,” the process followed by the nominating and governance committee to identify and evaluate candidates includes requests to board members, the chief executive officer, and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications, and interviews of selected candidates.

      As stated above, the nominating and governance committee also considers and establishes procedures regarding recommendations for nomination to the board submitted by stockholders. Such recommendations for nomination, together with appropriate biographical information, should be sent to the Chairman of the Nominating and Governance Committee, c/o the Corporate Secretary’s Office, Genencor International, Inc., 925 Page Mill Road, Palo Alto, California 94304. The qualifications of recommended candidates will be reviewed by the nominating and governance committee.

      In evaluating the suitability of candidates (other than our chief executive officer) to serve on the board of directors, including stockholder nominees, the nominating and governance committee will seek candidates who are “independent” pursuant to the National Association of Securities Dealers’ listing standards for the Nasdaq Stock Market and meet certain selection criteria established by the nominating and governance committee. The nominating and governance committee also will consider an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience, and other relevant criteria that may contribute to our success. This evaluation is performed in light of the skill set and other characteristics that would most complement those of the current directors, including the diversity, maturity, skills and experience of the board as a whole.

      The nominating and governance committee acts pursuant to a written charter adopted by the board of directors, a copy of which is attached as Appendix B to this proxy statement. The nominating and governance committee held three meetings during 2003.

Agreement Regarding Board Composition

      We and our majority stockholders, Eastman Chemical Company and Danisco A/S, including their affiliates, are parties to a stockholder agreement which requires us to have a 10-member classified board of directors consisting of three directors nominated by Eastman Chemical Company, three directors nominated by Danisco A/S, our Chief Executive Officer, and three other directors. If either Eastman Chemical Company or Danisco A/S reduces its ownership interest to less than 20% of our outstanding common stock, then its respective director nomination rights will be reduced to two directors, and its nomination rights will terminate when it owns 10% or less of our outstanding common stock.

Stockholder Communications

      Stockholders may send correspondence by mail to the full board of directors or to individual directors. Stockholders should address such correspondence to the board of directors or the relevant board members in care of the Corporate Secretary’s Office, Genencor International, Inc., 925 Page Mill Road, Palo Alto, California 94304.

      All stockholder correspondence will be compiled by our Corporate Secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy or similar substantive matters will be forwarded to the board of directors, one of the aforementioned committees of the board, or a member thereof for review. Correspondence relating to the ordinary course of business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications are usually more appropriately addressed by the officers or their designees and will be forwarded to such persons accordingly.

Compensation of Directors

      We routinely review the competitiveness of our board compensation. After adjustments recommended by the nominating and governance committee and approved by the full board in December 2003, we now make available to all non-employee directors, including employees of our majority stockholders, the following: an initial discretionary grant of an option to purchase up to 25,000 shares of our common stock and an annual discretionary grant of options to purchase up to 14,000 shares of our common stock, $1,000 for attendance at each full-day board meeting and $500 for attendance at each half-day board meeting, $1,000 for attendance at each meeting of a committee on which that director serves, and $40,000 per year. We further provide the respective chairs of our management development and compensation committee and nominating and governance committee an annual retainer fee of $7,500 and the chair of our audit committee an annual retainer fee of $10,000. All of our directors receive travel expense reimbursement and director’s liability insurance coverage. Currently, directors who are employees of our majority stockholders, Eastman Chemical Company, Danisco A/S and their affiliates, do not accept any compensation, including grants of options to purchase shares of our common stock, due to their respective companies’ internal policies.

Director Attendance at Annual Meetings

      Directors are encouraged to attend stockholder meetings whenever possible commencing with the 2005 annual meeting of stockholders, particularly stockholder meetings where extraordinary matters are before the stockholders. Our Chairman, Mr. Bienaimé, attended the 2003 annual meeting of stockholders.

Corporate Governance

      We have an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our procedures in light of such developments. We comply with the rules and regulations promulgated by the SEC and the National Association of Securities Dealers, and implement other corporate governance practices we believe are in our company’s best interests. We believe that we have in place policies that are designed to enhance our stockholders’ interests.

EXECUTIVE OFFICERS

      We are currently served by eight executive officers, who are elected by the board of directors and serve until their respective successors are elected and qualified:

      Jean-Jacques Bienaimé, age 50, has been our Chief Executive Officer and President since November 2002 and our Chairman since April 2003. Further information about Mr. Bienaimé is set forth above under “ELECTION OF DIRECTORS.”

      Michael V. Arbige, age 49, is our Senior Vice President, Technology, a position he has held since 1999. Since joining us in 1990, he has served variously as Vice President of Research, Vice President of Development, Senior Scientist and Director of Fermentation and Recovery.

      Carole Beth Cobb, age 46, is our Senior Vice President, Global Supply, a position she has held since 1999. Ms. Cobb joined us in 1990 and has served in various capacities, including Vice President of Global Manufacturing from 1997 until 1999, Plant Manager of our Cedar Rapids, Iowa facility from 1995 until 1997, and Director, Business Development from 1990 until 1995. Before joining us, Ms. Cobb spent more than nine years at Eastman Kodak Company, where she was a research engineer and product manager in the biotechnology area.

      Mark A. Goldsmith, age 42, is our Senior Vice President, Health Care, a position he has held since June 2003. Since joining us in 2001, Dr. Goldsmith served as Vice President of Health Care and Vice President of Molecular Medicine Strategy. Dr. Goldsmith was previously on the faculty of the University of California at San Francisco (UCSF) and the Gladstone Institute of Virology and Immunology.

      Raymond J. Land, age 59, is our Senior Vice President and Chief Financial Officer, a position he has held since joining us in 1997. Mr. Land, a certified public accountant, has more than 31 years of experience in financial and general management positions, including nine years with Coopers & Lybrand. From 1991 until 1996, he was Senior Vice President and Chief Financial Officer of The West Pharmaceutical Services Company. Prior to that, he was General Manager of a food division and held various financial positions at Campbell Soup Company.

      Stuart L. Melton, age 57, is our Senior Vice President, General Counsel and Secretary, positions he has held since joining us as a key member of our initial management team in 1990. From 1986 until 1990, he served as Director, Business Development, Corporate Commercial Affairs for Eastman Kodak Company. Mr. Melton has more than 29 years of experience in private and corporate law practice.

      Thomas J. Pekich, age 55, is our Group Vice President, Bioproducts, a position he has held since 1999. Mr. Pekich served as our Vice President of Grain Processing and Specialties from 1995 until 1999, and our Vice President for North American Manufacturing and Plant Manager of our Cedar Rapids, Iowa facility from 1992 until 1995. Before joining us in 1990, Mr. Pekich spent more than 15 years at Eastman Kodak Company in a variety of assignments and played a major role in establishing Kodak’s bio-products site in Cedar Rapids, which opened in 1991 as a Genencor facility.

      Richard J. Ranieri, age 52, is our Senior Vice President, Human Resources, a position he has held since 1993. Prior to joining us, Mr. Ranieri spent more than 15 years with GlaxoSmithKline, a worldwide healthcare company, in various human resource positions at the corporate and divisional levels.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors, officers and greater-than-10% stockholders to file with the SEC reports of ownership and changes in ownership regarding their holdings in us. For purposes of Section 16(a), our “officers” currently consist of the executive officers listed above and Darryl L. Canfield, our Vice President and Corporate Controller. During 2003, all of our directors, officers and greater-than-10% stockholders complied in a timely manner with the filing requirements of Section 16(a) of the Exchange Act, except as follows: In March 2004, Ms. Cobb inadvertently filed late amendments to her initial report to disclose beneficial ownership of an additional holding by her spouse and one subsequent report to disclose one transaction in our common stock by her spouse. In making these statements, we have relied on the written representations of our directors, officers and greater-than-10% stockholders and copies of the reports that they have filed with the SEC.

EXECUTIVE COMPENSATION

      The named executives shown on the following table were our Chief Executive Officer during 2003 and our four other highest paid executive officers during 2003.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation

					Awards		Payouts
				Other
				Annual	Restricted	Securities		All Other
				Compen-	Stock	Underlying	LTIP	Compen-
		Salary	Bonus	sation	Awards	Options/	Payouts	sation
Name and Principal Position	Year	($)	($)	($) (1)	($) (2)	SARs (#)	($)	($) (3)

Jean-Jacques Bienaimé	2003	$525,000	$425,000 (5)	$16,911	$0	0	$0	$23,914
Chairman, Chief Executive	2002	76,731	175,000	0	807,000	550,000	0	0
Officer and President (4)	2001	-	-	-	-	-	-	-
Stuart L. Melton	2003	324,593	86,468	104,700	113,256	50,000	0	28,596
Senior Vice President,	2002	315,000	102,159	105,028	0	214,249	0	19,977
General Counsel and Secretary	2001	302,692	127,159	118,580	0	0	0	18,177
Michael V. Arbige	2003	304,500	78,233	15,609	123,420	55,000	0	18,792
Senior Vice President, Technology	2002	285,000	89,178	9,172	0	195,934	0	19,775
	2001	264,231	89,178	10,583	0	0	0	10,200
Raymond J. Land	2003	300,501	79,536	225,448	117,612	52,000	0	27,209
Senior Vice President and	2002	289,750	94,630	216,200	0	214,249	0	19,482
Chief Financial Officer	2001	280,385	119,630	231,193	0	0	0	17,682
Thomas J. Pekich	2003	253,750	92,143	11,485	117,612	52,000	0	24,184
Group Vice President, Bioproducts	2002	244,600	105,013	7,372	0	206,817	0	28,856
	2001	237,077	46,437	5,626	0	0	0	10,200

(1)	Includes taxable relocation expenses, housing cost supplements pursuant to our senior executive relocation policy, tax equalization, tax preparation fees, and club and conference center dues.

(2)	The amount shown includes the value of shares of restricted stock issued to Mr. Bienaimé under his employment agreement, and the dollar value attributed to him represents the aggregate fair market value of the shares on the date of the award. These shares were converted into restricted stock units during 2003. The dollar value of these units held as of December 31, 2003 (based on the closing market price on such date of $15.70 per share) was $1,777,500. Mr. Melton, Dr. Arbige, Mr. Land and Mr. Pekich each received a restricted stock grant in 2003 and the dollar value attributed to them represents the aggregate fair market value of the shares on the date of the award. Mr. Pekich and Dr. Arbige converted these shares into restricted stock units in 2003. The dollar value of these shares or units held as of December 31, 2003 (based on the closing market price on such date of $15.70 per share) was Mr. Melton-$122,460, Dr. Arbige-$133,450, Mr. Land-$127,170 and Mr. Pekich-$127,170. The shares of restricted stock will vest 100% three years from date of grant.

(3)	In 2003, includes (a) life insurance premiums paid for Mr. Bienaimé-$11,529, Mr. Melton-$12,301, Dr. Arbige-$6,162, Mr. Land-$13,897 and Mr. Pekich-$11,768; (b) contributions to MetLife Group Universal Life supplemental fund (Mr. Melton-$3,210, Mr. Land-$514 and Mr. Pekich-$416); (c) long term disability premiums (Mr. Bienaimé-$385, Mr. Melton-$1,085, Dr. Arbige-$630 and Mr. Land-$798); (d) year-end defined contributions under our 401(k) plan ($6,000 for each named executive); and (e) employer match contributions under our 401(k) plan ($6,000 for each named executive).

(4)	Mr. Bienaimé became our Chief Executive Officer and President in November 2002, and he became our Chairman in April 2003.

(5)	Includes the portion of Mr. Bienaimé’s 2002 sign-on bonus that was paid in March 2003 and $250,000 paid in December 2003 as an advance against his 2003 performance bonus to be paid in the first quarter of 2004.

Stock Options

      Shown below is information on grants of stock options to the named executives during 2003. We granted no stock appreciation rights (“SARs”) to the named executives during 2003.

Option/ SAR Grants in 2003

					Grant Date
	Individual Grants				Value

	Number of	Percent of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise or		Grant Date
	Options/SARs	Employees in	Base Price	Expiration	Present Value
Name	Granted (#)	Fiscal Year	($/Sh)	Date	($) (1)

Jean-Jacques Bienaimé	0	-	-	-	0
Stuart L. Melton	50,000	2.95%	$14.52	6/6/13	286,000
Michael V. Arbige	55,000	3.24%	$14.52	6/6/13	314,600
Raymond J. Land	52,000	3.07%	$14.52	6/6/13	297,440
Thomas J. Pekich	52,000	3.07%	$14.52	6/6/13	297,440

(1)	The hypothetical grant date present value for the options granted during 2003 is presented pursuant to the rules of the SEC and is calculated under the modified Black-Scholes Model for pricing options, a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in forecasting an option’s present value. Factors used to value the options shown on the table include the expected volatility rate of the shares underlying the options (47.5%), risk free rate of return (2.3%), projected time of exercise (4 years) and projected risk of forfeiture rate for vesting period (0% per annum). The actual before-tax amount, if any, realized upon the exercise of stock options will depend upon the excess, if any, of the market price of the common stock over the exercise price per share of the common stock at the time an option is exercised. The hypothetical grant date present value of the options reflected on this table may not be realized.

Stock Option/ SAR Exercises and Fiscal Year-End Value Table

      Shown below is information with respect to option and SAR exercises by the named executives during 2003 and unexercised options and SARs held by them at the end of 2003.

Aggregated Option/ SAR Exercises in 2003

and Fiscal Year-End Option/ SAR Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options/SARs at Fiscal		in-the-Money Options/SARs
	Acquired	Value	Year-End (#)		at Fiscal Year-End ($)
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Jean-Jacques Bienaimé	0	0	183,333	366,667	905,665	1,811,335
Stuart L. Melton	20,000	122,794	122,832	121,417	605,562	411,086
Michael V. Arbige	0	0	130,622	120,312	643,966	386,933
Raymond J. Land	70,540	358,656	72,292	123,417	356,400	413,446
Thomas J. Pekich	0	0	137,878	120,939	679,739	401,229

Pension Plan Table

      The following table sets forth the estimated annual benefits payable on a single-life annuity basis on retirement at age 65 pursuant to our retirement plan to participating employees, including officers, in specified compensation and years of service classifications.

	Years of Service

Average Compensation	5	10	15	20	25	30	35

$100,000	$3,828	$7,465	$11,102	$14,451	$17,896	$20,959	$24,213
125,000	4,785	9,331	13,877	18,064	22,371	26,199	30,266
150,000	5,742	11,197	16,652	21,677	26,845	31,438	36,319
175,000	6,699	13,063	19,428	25,290	31,319	36,678	42,372
≥200,000	7,656	14,930	22,203	28,902	35,793	41,918	48,426

      The credited years of service for the named executives, as of December 31, 2003, are as follows: Messrs. Melton, Land, Pekich and Dr. Arbige-6, and Mr. Bienaimé-1.166. We determine benefits based upon average total salary for the five consecutive years of highest compensation during the ten years preceding retirement. For the named executives, this refers to the column entitled “Salary” of the Summary Compensation Table provided above. Under the terms of the plan, estimated annual benefits payable on a single-life annuity basis on retirement at age 65 are as follows: Mr. Bienaimé-$23,479, Mr. Melton-$32,640, Dr. Arbige-$42,424, Mr. Land-$27,269 and Mr. Pekich-$31,094.

      As noted above, benefits are computed on a single-life annuity basis, and the benefits are not subject to deduction for Social Security or other offsets.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

      Our employment agreement with Jean-Jacques Bienaimé, our current Chairman, Chief Executive Officer and President, provides for a two year term with automatic one year extensions unless otherwise agreed. The employment agreement provides for an annual salary of $546,000 and provides that Mr. Bienaimé’s salary may be increased from time to time by action of our board of directors or by our management development and compensation committee, and these increases constitute amendments to Mr. Bienaimé’s employment agreement. Pursuant to the employment agreement, Mr. Bienaimé received an initial grant of an option to purchase 550,000 shares of our common stock, a restricted stock award of 75,000 shares (which Mr. Bienaimé converted into restricted stock units in 2003) and a $350,000 sign-on bonus (payable one-half on hire and one-half in March 2003). Mr. Bienaimé is entitled to participate in our retirement, stock option, pension, insurance, profit-sharing, bonus and similar plans as in effect from time to time. In the event that we terminate Mr. Bienaimé’s employment without cause, including in connection with a change in our ownership or control, he will receive severance in the form of continued compensation for 24 months at his then current annual salary rate and continuation of company-paid benefits for 24 months.

      Further, in the event we terminate Mr. Bienaimé’s employment without cause following a change in our ownership or control in which more than 50 percent of our outstanding shares of common stock are acquired by an unaffiliated third party, in lieu of the foregoing severance, he will receive an enhanced severance (“Enhanced Severance”) in the form of continued cash compensation for 30 months equal to the sum of his then current annual salary rate plus bonus at 100 percent of target, continuation of company-paid benefits for 30 months, and the monetary equivalent of the crediting of an additional 5 years of service to our pension and retiree medical plans for purposes of determining benefits payable under these plans. In either severance event, we will provide customary outplacement services up to $12,000 and will compensate Mr. Bienaimé for the applicable 24 or 30 month-period, respectively, if his employment is terminated due to a permanent disability.

      We have entered into employment agreements with each of the other named executives. These employment agreements each have a one year term with automatic one year renewals unless otherwise agreed, with bonus compensation to be determined by our board of directors or our management development and compensation committee. Each named executive’s salary has increased from time to time by action of our management development and compensation committee, and these increases constitute amendments to his or her employment agreement. Each named executive is entitled to participate in our retirement, stock option, pension, insurance, profit-sharing, bonus and similar plans as in effect from time to time. In the event that we terminate a named executive’s employment without cause, including in connection with a change in our ownership or control, he or she will receive severance in the form of either (i) continued compensation for 18 months at his or her then current annual salary rate, continuation of company-paid benefits for 18 months, and outplacement services of $12,000 or (ii) the Enhanced Severance termination compensation for 30 months as described above with the bonus portion of such compensation reduced to the target bonus percentage applicable to each such executive. Finally, we will continue to compensate each of these individuals for the applicable 18 or 30-month period, respectively, if that person’s employment is terminated due to a permanent disability.

Report of Management Development and Compensation Committee

Executive Compensation Philosophy

      The fundamental compensation philosophy of our board of directors is that there should be a substantial and meaningful connection between executive compensation and stockholder value. Under the supervision of our management development and compensation committee (the “Committee”), which is comprised of independent directors and which also administers many of our benefit plans, we have developed and implemented compensation policies, plans and programs designed to enhance our performance as well as increase stockholder value by aligning closely the financial interests of our executive officers with those of our stockholders. In furtherance of these goals, annual base salaries are intended to serve as only a portion of an executive’s total achievable compensation. The board of directors believes that attracting and retaining executives of high quality is essential to our growth and success. The board of directors further believes that our long-term success is enhanced by a comprehensive compensation program that includes different types of incentives for motivating executives and rewarding outstanding contributions, including awards that link compensation to applicable measures of our performance. We rely to a large degree on annual and long-term incentive compensation to attract and retain executives of outstanding ability and to motivate them to perform to the full extent of their abilities. Both the annual and long-term components of the incentive compensation policy are closely tied to our performance, profitability and stockholder value. In years of outstanding achievement, executive officers will be substantially rewarded for their respective contributions to our success through a combination of base salary, variable pay and stock-based incentive awards.

Executive Officer Compensation

      Our current total compensation program for executive officers consists of cash compensation in the form of base salaries and bonuses as well as long-term incentives, all of which are described below.

Base Salaries

      Base salaries are fixed at levels that the Committee believes to be generally competitive with amounts paid to highly qualified senior executives at other similarly-sized companies engaged in businesses similar to ours. Salaries are reviewed on an annual basis in the first quarter and may be increased based on the individual’s position relative to competitive market data, experience and performance and the Committee’s consensus that the individual’s contribution has increased stockholder value.

Variable Pay Plan

      In general, we intend that our annual cash compensation incentives for our executive officers (including our Chief Executive Officer, who receives a comparable bonus pursuant to our Omnibus Incentive Plan described below) reflect our belief that management’s contribution to improving our performance and stockholder return is related to revenue and earnings. Under our current incentive compensation program administered through our variable pay plan, bonuses are tied to financial measures and other performance milestones established by the Committee. The variable pay plan covers our regular employees in the United States and certain foreign locations. Under the current variable pay plan, early each year, our board of directors, through the Committee, assesses our performance for the prior year against goals set previously for that year and makes an award determination. The target awards for plan participants, including the named executives, range from 5% to 100% of eligible earnings, depending on each participant’s individual salary band level. For any variable pay plan participant, the actual amount of an award will be contingent upon the level of achievement by us relative to pre-established goals. The total variable pay plan award pool for executives is currently set by the achievement of total revenue and EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) targets, as well as technology, transactional and business development milestones, with the targets recommended annually by our management and reviewed and approved by the Committee. Awards can vary from zero, if company goals are not met or if individual performance is unsatisfactory, to one and a half times the target if company goals are exceeded.

2002 Omnibus Incentive Plan (“Omnibus Incentive Plan”)

      The purpose of the Omnibus Incentive Plan is to provide motivation to selected employees, directors and consultants to put forth maximum efforts toward our continued growth, profitability, and success. With the approval of stockholders at the 2002 Annual Meeting, the Omnibus Incentive Plan replaced the 1999 Stock Option and Stock Appreciation Right Plan as our vehicle for providing long-term incentives.

      Under the Omnibus Incentive Plan, the Committee has authority to grant incentive stock options to our employees and nonstatutory stock options and SARs to our directors, employees, consultants and advisors. The Omnibus Incentive Plan also authorizes the grant of restricted and unrestricted stock awards, restricted stock units, performance shares (which are stock or stock-based awards contingent upon attaining performance objectives during a performance period), performance units (which are units valued by reference to criteria chosen by the Committee), and other awards established by the Committee that are consistent with the Omnibus Incentive Plan’s purpose. The Committee also has the authority under the Omnibus Incentive Plan to apply negative discretion to reduce the amount of an award earned or to modify the payment schedule for such award to the extent reasonably feasible for federal income tax deductibility purposes pursuant to Section 162(m) of the Internal Revenue Code.

      The Committee administers the Omnibus Incentive Plan. Subject to the limitations set forth in the plan, the Committee has the authority to select the eligible persons to whom we may grant awards; determine the number of shares subject to options, SARs, or other awards; decide whether an option is an incentive stock option or a nonstatutory option; determine the type of consideration to be paid by a participant when exercising an option; and establish the vesting schedule of options, SARs, and other awards. In granting awards to our executive officers under the Omnibus Incentive Plan, the Committee reviews and considers the respective scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of each employee. During 2003, the Committee granted to our named executives 32,500 restricted shares and non-statutory options to purchase a total of 209,000 shares of our common stock. See “EXECUTIVE COMPENSATION - Stock Options.”

Employee Retirement Investment Plan

      Executive officers (and all other eligible employees) are also entitled to participate in our employee retirement investment plan, a 401(k) plan. We contribute to the plan by making a limited matching contribution to the accounts of those employees who are contributing to the plan. On an annual basis we also make an additional employer profit sharing contribution on behalf of all employees who are eligible to participate. Employees do not have to contribute to the plan in order to be eligible for the employer profit sharing contribution each year.

Nonqualified Deferred Compensation Plan (“NDCP”)

      In 2003, we adopted a non-qualified deferred compensation plan permitting our executive officers and other eligible employees to defer salary, bonus, restricted stock units and gains from the exercise of stock options. In 2003, Mr. Bienaimé and Dr. Arbige converted 75,000 and 8,500 restricted shares, respectively, into restricted stock units (“RSUs”) and elected to defer receipt of such RSUs under the NDCP. No 2003 salary or 2002 bonus that was paid in 2003 was deferred under the NDCP in 2003.

Employee Stock Purchase Plan

      Executive officers (and all other eligible employees) are eligible to participate in our employee stock purchase plan, which was adopted in 2001. Under the employee stock purchase plan, employees are permitted to purchase shares of our common stock that are offered for sale by us. The Committee determines a date on which an offering of shares to eligible employees will begin and a date on which the offering will end. Since the plan’s inception, the Committee has made offerings every six months. Eligible employees may participate during an offering by enrolling in the employee stock purchase plan and authorizing specified payroll deductions of up to 15% of their base pay rate for the whole period of the offering. At the end of the offering period, the employees use their payroll deductions to purchase shares of common stock at a purchase price established under the employee stock purchase plan. During 2003, Mr. Bienaimé was the only named executive who participated in the plan, acquiring 786 shares.

Other Benefits

      Executive officers (and other eligible employees) are entitled to participate in a group life insurance program, which provides employees with the opportunity to purchase up to four times base salary in term life insurance (up to a maximum of $1 million) in addition to the two times base salary in term life insurance provided by us. Executive officers also participate in a supplemental life insurance program whereby we pay for the executive officer while actively employed with us the annual premiums designed to provide a paid-up whole life insurance policy at age 60 in the amount of $500,000 for our chief executive officer and $300,000 for our other executive officers.

      Also, we maintain an insured group long-term disability plan for all eligible employees. The intent of that plan is to provide a benefit equivalent of up to two-thirds of base salary. We have purchased additional long-term disability insurance for certain executive officers to supplement the long-term disability benefit for the portion of that executive officer’s compensation that is above the maximum level of the group plan.

      Our senior executive relocation policy provides that we will pay or reimburse executives for certain costs of relocation. We have included in this policy provisions for items such as travel and moving expenses, temporary living expenses, and tax consultation. In addition, in connection with permanent relocation of certain senior executives to our headquarters in Palo Alto, California, we previously provided certain executive officers with home down payment assistance in the form of repayable loans, declining housing supplements and home price guarantees. In 2003, the declining housing supplements were frozen for Messrs. Land, Melton and Ranieri. Further information on these repayable loans is provided in “CERTAIN TRANSACTIONS - Agreements with Executive Officers and Directors.”

Chief Executive Officer Compensation

      The key performance measure used to determine Mr. Bienaimé’s 2003 compensation package was the Committee’s assessment of his ability and dedication to provide the leadership and vision necessary to enhance our long-term value.

      Pursuant to his employment agreement (see “EXECUTIVE COMPENSATION -Employment Contracts, Termination of Employment and Change-in-Control Arrangements”), which was approved by our board of directors in 2002, Mr. Bienaimé’s annual base salary from his hire through 2003 was $525,000. The Committee believes that Mr. Bienaimé’s salary was set at a level that is competitive with the amounts paid to other chief executive officers with comparable qualifications, experience and responsibilities at other similarly-sized companies engaged in similar businesses.

      Consistent with our executive compensation philosophy, Mr. Bienaimé’s total compensation package depends largely on annual incentive compensation. The annual incentive component for 2003 was made up of a cash bonus under the Omnibus Incentive Plan, paid after the end of the year and based on our financial performance and advancement of our strategic initiatives. The annual incentive component of Mr. Bienaimé’s compensation was tied to corporate performance, thereby encouraging dedication to improving our profitability and building stockholder value.

      Specifically, Mr. Bienaimé’s annual incentive compensation is based upon the same financial measures and other performance milestones established by the Committee for the Variable Pay Plan. Mr. Bienaimé’s target award is 100% of his eligible earnings and may vary year to year from zero if company goals are not met or if performance is unsatisfactory, to one and a half times the target if company goals are exceeded. In December 2003, Mr. Bienaimé received $250,000 as an advance against the 2003 annual incentive compensation to be paid in the first quarter of 2004.

Policy with Respect to Qualifying Compensation Paid to Executive Officers for Deductibility Under Section 162(m) of the Internal Revenue Code

      The Committee intends that, whenever reasonably possible, compensation paid to its managers, including its executive officers, should be deductible for federal income tax purposes. The Committee, however, may vote to award compensation, especially to a chief executive officer, that is not fully deductible, if the Committee determines that such award is consistent with its philosophy and is in our company’s best interests.

Management Development and
Compensation Committee:

Norbert G. Riedel, Chair
Soren Bjerre-Nielsen
James P. Rogers

Stock Price Performance Graph

      Set forth below is a line graph comparing, (a) the cumulative stockholder return on our common stock for the period beginning with the last trade of our common stock on July 28, 2000 (the date of our initial public offering) and ending on December 31, 2003, to (b) the cumulative total return of companies on the Standard & Poor’s 500 Index over such period, and (c) the cumulative total return of companies on the Nasdaq Pharmaceutical Index over such period.

COMPARISON OF CUMULATIVE TOTAL RETURN

		Nasdaq Pharmaceutical
	Genencor Intl Inc	Index	S&P 500 Index

28-Jul-00	100.00	100.00	100.00
31-Dec-00	83.22	98.26	93.45
31-Dec-01	73.79	83.74	82.34
31-Dec-02	45.21	54.11	64.14
31-Dec-03	72.58	79.31	82.54

Assumes $100 invested on July 28, 2000 in our common stock, the companies comprising the Standard & Poor’s 500 Index and the companies comprising the Nasdaq Pharmaceutical Index. Total return assumes reinvestment of dividends.

      Our stock performance may not continue into the future with the trends similar to those depicted in the graph above. We neither make nor endorse any predictions as to our future stock performance.

REPORT OF THE AUDIT COMMITTEE

TO STOCKHOLDERS

      The audit committee of the board of directors is comprised of three members of our board of directors, each of whom the board of directors has determined is independent pursuant to the National Association of Securities Dealers’ listing standards for the Nasdaq Stock Market and applicable SEC rules. The duties and responsibilities of the audit committee are set forth in our audit committee charter, which is attached as Appendix A to this proxy statement. Among other things, the audit committee recommends to the board that our audited financial statements be included in our Annual Report on Form 10-K and selects the independent auditors to audit our books and records.

      The audit committee has:

•	reviewed and discussed our audited financial statements for 2003 with our management;

•	discussed with our independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards, AU § 380), as may be modified or supplemented; and

•	received the written disclosures and the letter from our independent accountants required by Independence Standards Board Statement No. 1 (Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with our independent accountant the independent accountant’s independence.

      Based on such review and discussions with management and the independent auditors, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Audit Committee:

Bruce C. Cozadd, Chair
Joseph A. Mollica
Norbert G. Riedel

CERTAIN TRANSACTIONS

Agreements with Executive Officers and Directors

      In order to facilitate the relocation of certain of our key executives, we have pre-existing interest-free loans to Mr. Melton, Mr. Land, Mr. Ranieri and Dr. Goldsmith. The principal balances reported in this paragraph are as of April 16, 2004, and are also the largest amounts outstanding on such loans at any time during 2003. Mr. Melton is indebted to us under a promissory note dated October 1999, with an outstanding principal balance of $650,000. Mr. Land is indebted to us under a promissory note dated April 2000, with an outstanding principal balance of $1,350,000. Mr. Ranieri is indebted to us under a promissory note dated March 2000, with an outstanding principal balance of $1,200,000. Dr. Goldsmith is indebted to us under a promissory note dated December 2001, with an outstanding principal balance of $200,000.

      See “EXECUTIVE COMPENSATION - Employment Contracts, Termination of Employment and Change-in-Control Arrangements” for descriptions of other agreements we have with our executive officers.

Agreements with Majority Stockholders

      We have agreements with our major stockholder Danisco A/ S and its affiliates, including a development and commercialization agreement and a joint development and supply agreement. During 2003, Danisco and its affiliates purchased approximately $13 million of products from us, and paid us approximately $1.6 million in fees and royalties. In addition, during 2003, we purchased approximately $2 million in products, including products for resale, from or through Danisco A/S and its affiliates.

      We have a stockholder agreement, dated July 25, 2000 and amended on February 16, 2001, November 15, 2002, and April 2, 2003, with our majority stockholders, Eastman Chemical Company and Danisco A/S and their affiliates, which provides for, among other things:

•	Board nomination rights. The majority stockholders each have certain rights as to the composition of our board of directors, described above under “ELECTION OF DIRECTORS - Agreement Regarding Board Composition.”

•	Related party transactions. We will negotiate and conduct on an arm’s length basis all commercial transactions and agreements between the majority stockholders and us.

•	Demand registration rights. Each of the majority stockholders may demand that we register their shares under the Securities Act of 1933, as amended, at their expense.

•	Piggyback registration rights. If we register any securities for sale on a form that would be appropriate for sale of the majority stockholders’ shares, the majority stockholders can request to have their shares included in the registration statement at our expense. These registration rights are unlimited but the managing underwriter for the registration can reduce the number of shares held by the majority stockholders that are included in the offering to no more than 25% of the offering.

      These registration rights will expire in 2010. However, if either of the majority stockholders owns common stock amounting to less than 5% of our outstanding common stock on a fully converted basis, the stockholder agreement automatically terminates as to that stockholder.

SELECTION OF OUR INDEPENDENT ACCOUNTANTS

      The firm of PricewaterhouseCoopers LLP served as our independent accountants for 2003. The audit committee has selected PricewaterhouseCoopers LLP as our independent accountants for 2004. This selection will be presented to the stockholders for their ratification at the meeting. The board of directors recommends a vote in favor of the proposal to ratify this selection, and, unless otherwise instructed in the proxy, the persons named in the enclosed proxy will vote the proxies FOR this proposal. If the stockholders do not approve this selection, the audit committee may reconsider its choice.

      We have been advised by PricewaterhouseCoopers LLP that a representative will be present at the meeting and will be available to respond to appropriate questions. In addition, we intend to give that representative an opportunity to make a statement if he or she should so desire.

Audit Fees

      Audit Fees. For professional services rendered by it for the audit of our annual financial statements, reviews of the financial statements included in our Quarterly Reports on Form 10-Q and other services provided in connection with statutory and regulatory filings, PricewaterhouseCoopers LLP billed us fees in the aggregate amounts of $441,000 in 2002 and $532,000 in 2003.

      Audit-Related Fees. For assurance and related services rendered by it that are reasonably related to the performance of the audit or review of our financial statements, and which are not included under the caption “Audit Fees” above, PricewaterhouseCoopers LLP billed us fees in the aggregate amounts of $115,000 in 2002 and $46,000 in 2003. Audit-related services include fees for employee benefit plan audits and accounting consultations.

      Tax Fees. For tax compliance, tax advice and tax planning services rendered by it, PricewaterhouseCoopers LLP billed us fees in the aggregate amounts of $455,000 in 2002 and $364,000 in 2003. Tax services include fees for expatriate administration and expatriate tax return preparation, executive tax return preparation, domestic and international tax consultations, and international tax return preparation.

      All Other Fees. For professional services other than those described above rendered by it, PricewaterhouseCoopers LLP billed us fees in the aggregate amounts of $2,000 in 2002 and $2,000 in 2003. These fees are for access to a web-based technical accounting research tool.

      The audit committee has considered whether the provision of services described above under “All Other Fees” is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Pre-Approval Policy

      Pursuant to its charter, the audit committee is responsible for the engagement of our independent accountants and for approving, in advance, all audit and non-audit services provided by our independent accountants which are not prohibited by law which are deemed advisable by the audit committee and which are consistent with the need to maintain the independence of our independent accountants. The pre-approval requirements are not applicable with respect to the provision of de-minimis non-audit services that are approved in accordance with the Exchange Act and our audit committee charter. The audit committee may delegate to one or more designated members of the audit committee the authority to grant required pre-approval of auditing and non-audit services. The decision of any member to whom authority is delegated shall be presented to the full audit committee at its next scheduled meeting.

      All of the services described above under the caption “Audit Fees” were pre-approved by the audit committee.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      In order for any stockholder proposal to be included in our proxy statement to be issued in connection with our 2005 Annual Meeting of Stockholders, we must receive the proposal no later than December 17, 2004. If the proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, we will include the stockholder proposal in our proxy statement and place it on the form of proxy issued for the 2005 Annual Meeting. Stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before the 2005 Annual Meeting of Stockholders only if written notice of the proposal is delivered to our Secretary no earlier than February 1, 2005 and no later than March 2, 2005, and if the stockholder complies with all of the other provisions of Article I, Section 1 of our bylaws. All such notices should be delivered to the Corporate Secretary’s Office, Genencor International, Inc., 925 Page Mill Road, Palo Alto, California 94304.

OTHER MATTERS

      The board of directors does not know of any other matters that may be presented for action at the meeting. Should any other matters come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Stuart L. Melton
Secretary

Dated: April 16, 2004

Appendix A

GENENCOR INTERNATIONAL, INC.

CHARTER

Audit Committee

I.	PURPOSE

      The primary function of the Audit Committee (“Committee”) of the Company is to represent and to assist the Board in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to the public in either filings with the SEC or quarterly earnings releases, the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management of the Company (“Management”) and the Board have established; the accounting and financial reporting processes of the Company and audits of the Company’s financial statements, and the independence and performance of the registered public accounting firm employed by the Company to audit the Company’s financial statements (“Independent Auditors”). Consistent with this function, the Committee should mandate continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Retain, direct, and oversee the Company’s Independent Auditors.

•	Review and appraise the efforts of the Company’s Independent Auditors.

•	Provide an open avenue of communication among the Independent Auditors, financial and senior Management and the Board.

      The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.	COMPOSITION

      The Committee shall be comprised of three or more Board members as determined by the Board. Each member of the Committee shall be determined by the Board to meet the independence and experience requirements mandated by regulations issued by the Securities and Exchange Commission (“SEC”), the Nasdaq Stock Market, Inc. (“NASDAQ”), all other national or regional exchanges or automated quotation systems on which the Company’s securities are to be traded, and all applicable laws, rules and regulations, including the requirement that at least one member of the Committee be an audit committee “financial expert” within the meaning of rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002 and the NASDAQ rules.

      All members of the Committee shall have the ability to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, cash flow statement, statement of changes in stockholders’ equity, and notes thereto, at the time of their appointment.

      The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. The members of the Committee will designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with Management and with the Independent Auditors in separate sessions to discuss any matters that the Committee or either of these groups believes should be discussed privately. In addition, the Committee, or at least its Chair, should meet with the

Independent Auditors and Management quarterly to review the Company’s financial statements consistent with Article IV.g below.

IV.	RESPONSIBILITIES AND DUTIES

a. Responsibilities Relating to Retention of the Independent Auditors. The Committee shall be solely responsible for the appointment, compensation, oversight of the work, evaluation and termination of any Independent Auditors (including resolution of disagreements between Management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The appointment of the Independent Auditors shall be ratified by the Company’s stockholders. The Independent Auditors shall report directly to the Committee.

b. Preapproval of Services. The Committee shall preapprove, pursuant to such processes as are determined to be advisable, all audit and non-audit services provided to the Company by the Independent Auditors which are not prohibited by law which are deemed advisable by the Committee and are consistent with the need to maintain the independence of the Independent Auditors.

c. Exception to Preapproval Requirements. The preapproval requirements set forth above shall not be applicable with respect to the provisions of non-audit services, if:

•	The aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent (5%) of the total revenues paid by the Company to its Independent Auditors during the fiscal year in which the non-audit services are provided;

•	Such services were not recognized by the Company at the time of the engagement to be non-audit services; and

•	Such services are promptly brought to the attention of the Committee and approved by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee, in any case prior to the completion of the audit.

d. Delegation of Preapproval Authority. The Committee may delegate to one or more designated members of the Committee the authority to grant required preapproval of auditing and non-audit services. The decisions of any member to whom authority is delegated under this paragraph to preapprove an activity under this subsection shall be presented to the full Committee at its next scheduled meeting.

e. Oversight of the Company’s Relationship with the Independent Auditors. The Committee shall:

•	Ensure that provision of non-audit services is consistent with the need to maintain the independence of the Independent Auditors;

•	Verify whether the audit partner responsible for reviewing the audit is nearing the end of the maximum five-year term for being the audit partner and, if near the end of the five-year term, discuss replacement with the Independent Auditors;

•	Receive periodic reports from the Independent Auditors regarding the auditor’s independence, which reports shall be consistent with applicable independence standards to which the Independent Auditors are professionally subject, and discuss such reports with the Independent Auditors; and on an annual basis, review and discuss with the Independent Auditors all significant relationships the auditors have with the Company, in order to determine the Independent Auditors’ independence;

•	Periodically consult with the Independent Auditors out of the presence of Management about the Company’s financial statements and internal controls;

•	Review the report of the Independent Auditors, including:

(i)	The critical accounting policies and practices used by Management in the preparation of the audited annual financial statements;

(ii)	The alternative treatments under GAAP (if applicable) discussed with Management, ramifications of the use of such alternative disclosures and treatments, and the Independent Auditors’ preferred treatment;

(iii)	Any material communications between the Independent Auditors and Management, including any Management letter or schedule of unadjusted differences.

•	Verify whether any person has taken any action to fraudulently influence, coerce, manipulate or mislead the Independent Auditors in the performance of the Company’s audit that could render the Company’s financial statements materially misleading.

f. Certification. As a result of CEO and CFO certifications required by applicable law, the Committee shall:

•	Review the procedures Company officers use to obtain the information required for them to make certifications of financial information under applicable law;

•	Consider the effect of these procedures on other employees of the Company; and

•	Recommend changes in procedures and verify the certification has been made as and when required.

g. Financial Statement and Disclosure Matters. The Committee shall:

•	Coordinate with the officers of the Company to ensure appropriate disclosure in the Company’s Annual Report to the SEC on Form 10-K of: (1) the number and names of the Audit Committee financial experts serving on the Committee; and (2) whether each Audit Committee financial expert is independent and, if not, an explanation of why they are not;

•	Coordinate with the officers of the Company to ensure appropriate disclosure to the public of all approvals by the Committee for the Independent Auditors to perform non-audit services;

•	In consultation with the Independent Auditors, review the integrity of the Company’s financial reporting processes;

•	Consider the Independent Auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting, and consider and approve, if appropriate, changes as suggested by the Independent Auditors or Management;

•	Review the Company’s financial reports and other financial information provided by the Company to the public in either filings with the SEC or quarterly earnings releases, including any certification, report, opinion, or review rendered by the Independent Auditors and discuss with Management and the Independent Auditors any major issues regarding accounting and auditing principles and practices and the adequacy of the Company’s overall accounting and financial controls;

•	Recommend to the Board whether the Company’s audited financial statements are approved by the Audit Committee for inclusion in the Company’s Annual Report to the SEC on Form 10-K;

•	Review and approve the report required by the rules of the SEC to be included in the Company’s annual proxy statement;

•	Discuss with the Independent Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the Company’s annual audit; and

•	Review with financial Management and the Independent Auditors quarterly financial information to be released for public dissemination prior to such release. The extent of the review, as determined by the Committee, should be to satisfy the Committee as to:

•	Whether such information was prepared, to the degree appropriate, using accounting principles and practices consistent with those applied in the preparation of the most recent audited annual financial statements

•	Whether any adjustments are required as a result of review activities performed by the Independent Auditors

•	Whether the information is presented in a manner such that it is not materially misleading.

h. Process Improvement. The Committee shall:

•	Establish regular and separate systems of reporting to the Committee by both Management and the Independent Auditors regarding any significant judgments made in Management’s preparation of the financial statements;

•	Following completion of the annual audit, review separately with Management and the Independent Auditors any significant difficulties encountered during the course of the audit, including any restrictions of the scope of work or access to required information;

•	Review any significant disagreement between Management and the Independent Auditors in connection with the preparation of the financial statements; and

•	Review with the Independent Auditors and Management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee).

i. Complaints, Ethical and Legal Compliance. The Committee shall:

•	Approve all related party transactions, except insofar as such transactions relate to employee compensation for employment services which shall be reviewed by the Management Development and Compensation Committee;

•	Approve and oversee a Code of Conduct (the “Code”), applicable to all Directors, Officers and employees of the Company, that, at a minimum, addresses conflicts of interest, and all other issues required by applicable law or listing standards;

•	Ensure that the Company has established a system to enforce the Code and promptly discloses any waivers which the Committee in its discretion, may approve for executives and directors;

•	Ensure that the Code is publicly available;

•	Review Management’s monitoring of the Company’s compliance with the Code, and ensure that Management has the proper review system in place to ensure that the Company’s financial reports and other financial information provided by the Company to the public in either filings with the SEC or quarterly earnings releases satisfy legal requirements;

•	Maintain existing procedures for the confidential and anonymous receipt, retention and treatment of complaints, including employee concerns, regarding the Company’s accounting, internal controls and auditing matters;

•	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies;

•	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements;

•	Establish procedures for communication with legal counsel of the Company to facilitate compliance by legal counsel with its obligation to report to the Committee or other committee of independent directors evidence of material violations of securities law and other matters; and

•	Perform any other activities consistent with this Charter, the Company’s By-Laws and governing law, as the Committee or the Board deems necessary or appropriate.

j. Committee Charter. The Committee shall review this Charter at least annually, and adopt revisions as conditions, applicable law and listing requirements, may dictate.

k. Miscellaneous Powers and Responsibilities. The Committee shall ensure that Management has established appropriate policies to prevent personnel from falsifying or destroying any records to impede any official proceeding.

V.	USE OF ADVISORS

a. Authority to Engage Advisors. The Committee shall have the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties; and the Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the Independent Auditors for the purpose of rendering or issuing an audit report; as well as any advisor employed by the Committee.

Appendix B

GENENCOR INTERNATIONAL, INC.

CHARTER

Nominating and Governance Committee

      The Nominating and Governance Committee of the Board of Directors is responsible for qualifying and recommending candidates for Board membership, assessing performance and compensation of the Board and related duties to ensure appropriate Board governance processes are in place and evaluated at regular intervals.

1.	Responsibilities of the Nominating and Governance Committee shall be:

a.	to conduct a periodic assessment of (i) the Board’s performance for discussion with the full Board, and (ii) the Company’s Corporate Governance Guidelines with a report to the full Board of the Nominating and Governance Committee’s findings and recommendations;

b.	to recommend to the Board criteria for evaluating the Board Chairman’s performance in discharging the duties of that office;

c.	to recommend to the Board criteria for Board membership such as background, experience, technical skills, affiliations, and personal attributes, and to annually review the Board’s composition for purposes of assessing its diversity, maturity and skills, as well as compliance with all applicable laws (including all applicable listing standards) for Board members on an ongoing basis;

d.	to report annually on the Directors’ compensation, including stock based compensation, compared to that of directors of other comparable U.S. corporations, and to make recommendations regarding compensation of non- employee Directors;

e.	to maintain and revise as necessary a nominating process which meets all applicable legal requirements, including consideration of processes for identifying stockholder nominees, appropriate qualifications and criteria for acceptable candidates, and administering the process concerning nomination by stockholders and procedures for submitting stockholder recommendations;

f.	to review the qualifications of and screen candidates for Board membership and to recommend to the Board the slate of Director candidates and term of office they are to serve to be proposed to stockholders at the Annual Meeting;

g.	to recommend to the Board criteria relating to tenure of a Director, such as retirement age, limitations on the number of times a Director may stand for re-election, and the continuation of the service of Directors in an honorary or similar capacity;

h.	when appropriate, to recommend to the Board that it recommend to the stockholders removal of a Director for cause;

i.	after each Annual Meeting, to review the Committee structure and recommend to the Board any appropriate changes thereto; and to assign Directors, or recommend changes in the assignment, to the Board Committees, consistent with applicable law;

j.	when necessary, to review facts and circumstances which may give rise to actual or perceived conflict of interest issues with respect to any Director’s participation in the review of or voting on any matter pending before the Board and recommend disqualification of the Director or Directors from consideration of the matter.

2.	The Nominating and Governance Committee shall consist of not less than three (3) members, each of whom shall be an independent director as determined by the board under applicable law.

3.	The Nominating and Governance Committee may call upon the CEO/ President, the Senior Vice President, General Counsel, the Senior Vice President, Human Resources and/or other members of management, to advise, counsel, participate or prepare information and reports that will assist the committee in making decisions and/or recommendations. The Nominating and Governance Committee may also engage third party advisors and the costs of any such services shall be borne by the Company.

B-1

GENENCOR INTERNATIONAL, INC.
P R O X Y
2004 Annual Meeting of Stockholders

     The undersigned hereby appoints Jean-Jacques Bienaimé and Stuart L. Melton, and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of Genencor International, Inc. owned by the undersigned at the annual meeting of stockholders to be held at the company’s offices, which are located at 925 Page Mill Road, Palo Alto, California 94304, on Thursday, May 27, 2004 at 10 a.m., local time, and at any adjournments of such annual meeting.

Employee Benefit Plan. This proxy also provides voting instructions for shares held in the Genencor International, Inc. Employee Retirement Investment Plan. If you are a participant in the Plan and have shares of common stock of the company allocated to your account under the Plan, please read the following authorization to the Trustee of the Plan as to the voting of such shares.

Trustee Authorization. The undersigned authorizes and instructs T. Rowe Price Trust Company, as Trustee of the Genencor International, Inc. Employee Retirement Investment Plan, to vote all shares of common stock of the company allocated to the undersigned’s account under the Plan (as shown on the reverse side) at the annual meeting, or at any adjournments of such annual meeting, in accordance with the instructions on the reverse side. All shares of common stock of the company held in the Plan for which the Trustee has not received timely directions will be voted or exercised by the Trustee in the same proportion as the shares of common stock of the company for which the Trustee received timely directions.

This proxy is solicited on behalf of our board of directors. This proxy will be voted as specified by you, and it revokes any prior proxy given by you. Unless you withhold authority to vote for one or more of the nominees according to the instructions on the reverse side of this proxy, your signed proxy will be voted FOR the election of the three named nominees for directors listed on the reverse side of this proxy and described in the accompanying proxy statement. Unless you specify otherwise, your signed proxy will be voted FOR the other proposal listed on the reverse side of this proxy and described in the accompanying proxy statement. You acknowledge receipt with this proxy of a copy of the notice of annual meeting and proxy statement dated April 16, 2004, describing more fully the proposals listed in this proxy.

(Continued and to be signed and dated on the reverse side)

â DETACH PROXY CARD HEREâ

(Please sign, date and return	[x]
this proxy card in the	Votes MUST be indicated
enclosed envelope.)	(x) in Black or Blue ink.

1.	Election of Directors

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐

Nominees: Theresa K. Lee	Robert H. Mayer	Jorgen Rosenlund

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN

2.	Proposal to ratify the selection of PricewaterhouseCoopers LLP as the company’s independent accountants for 2004.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

To change your address, please mark this box.	☐

To include any comments, please mark this box.	☐

SCAN LINE

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his/her title.

Date	Share Owner sign here	Co-Owner sign here